As filed with the Securities and Exchange Commission on June 24, 1998
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


    INCORPORATED             KENDLE INTERNATIONAL INC.         I.R.S. EMPLOYER
  UNDER THE LAWS            441 VINE STREET, SUITE 700        IDENTIFICATION NO.
       OF OHIO                CINCINNATI, OHIO  45202             31-1274091
                                  (513) 771-8221


                        1998 EMPLOYEE STOCK PURCHASE PLAN


                              GARY P. KREIDER, ESQ.
                           KEATING, MUETHING & KLEKAMP
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                              PHONE: (513) 579-6411
                            FACSIMILE (513) 579-6956
--------------------------------------------------------------------------------
                         (Agent for Service of Process)


================================================================================
                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                         Maximum      Maximum
    Title of            Amount          Offering      Aggregate      Amount of
   Securities            to be            Price       Offering     Registration
to be Registered      Registered      Per Share(1)    Price(1)        Fee(2)
--------------------------------------------------------------------------------
  Common Stock,
  No par value      500,000 Shares       $22.875     $11,437,500      $3,375
================================================================================

(1)  Estimated to calculate registration fee.

(2) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 22, 1998 of $22.875 per share.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following   documents   filed  by  Kendle   International   Inc.  (the
"Registrant"), with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1.   Annual Report on Form 10-K for the year ended December 31, 1997.

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3.   Current Report on Form 8-K dated February 12, 1998, as amended.

     4. The description of Common Stock contained in a Form 8-A filed by the Company with the Commission on August 22, 1997.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Registrant by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp own 6,000 shares of the Registrant's Common Stock.




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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Registrant's Code of Regulations extends such indemnification.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8. EXHIBITS


  Exhibit 4              1998 Employee Stock Purchase Plan
  Exhibit 5              Opinion of Keating, Muething & Klekamp, P.L.L.
  Exhibit 23.1           Consent of Coopers & Lybrand L.L.P.
  Exhibit 23.2           Consent of Keating, Muething & Klekamp, P.L.L.
                         (included in Exhibit 5)
  Exhibit 24             Power of Attorney (contained on the signature page)


ITEM 9. UNDERTAKINGS

     9.1 The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



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          ii.  to reflect in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information   set   forth   in   the   Registration    Statement.
               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
               "Calculation  of   Registration   Fee"  table  in  the  effective
               registration statement.

          iii. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.3  The  undersigned   Registrant  hereby  undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on June 22, 1998

                                             KENDLE INTERNATIONAL INC.


                                             By: /s/Candace K. Bryan
                                                -------------------------------
                                                 Candace K. Bryan
                                                 Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Candace Kendle Bryan or Timothy M. Mooney as their attorney-in-fact to sign all amendments, including any post-effective amend ments, to this Registration Statement.

         Signature                        Capacity                     Date
---------------------------   ----------------------------------   -------------


* /s/Candace K. Bryan
---------------------------   Chairman of the Board and Chief      June 22, 1998
Candace K. Bryan              Executive Officer (Principal
                              Executive Officer)

* /s/Christopher C. Bergen
---------------------------   President, Chief Operating Officer,  June 22, 1998
Christopher C. Bergen         Secretary and Director


* /s/Timothy M. Mooney
---------------------------   Vice President- Finance, Chief       June 22, 1998
Timothy M. Mooney             Financial Officer, Treasurer,
                              Assistant Secretary (principal
                              financial officer and principal
                              accounting officer) and Director

* /s/Phillip E. Beckman
---------------------------   Director                             June 22, 1998
Philip E. Beekman



* /s/Charles A. Sanders
---------------------------   Director                             June 22, 1998
Charles A. Sanders